Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount $150,000                                                                                                           Issue Date: December 13, 2011

12% SENIOR SECURED PROMISSORY NOTE DUE FEBRUARY 13, 2012

FOR VALUE RECEIVED, Fortune Market Media, Inc., a Nevada corporation (“Borrower”), hereby promises to pay to the order of Forex International Trading Corp. (the "Holder"), without demand, the sum of ONE HUNDRED FIFTY THOUSAND AND 00/XX Dollars ($150,000.00), on February 13, 2012 (the "Maturity Date"), if not retired sooner.  Borrower further promises to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) per annum, such interest to be paid at maturity.  Interest shall be calculated on the basis of a 360 day year and actual days elapsed.  In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of California.

The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           Payment Grace Period.  The Borrower shall have a three (3) day grace period to pay any monetary amounts due under this Note, after which grace period and during the pendency of any other Event of Default (as defined below) a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder.

1.2           Stock Issuance.  The Borrower shall immediately transfer to the Holder 100,000 shares of common stock of BlackBox SemiConductor, Inc., a Nevada corporation.

ARTICLE II

EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1         Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note when due and such failure continues for a period of three (3) business days after the due date.

2.2         Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of three (3) business days after written notice to the Borrower from the Holder.

2.3         Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Note or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made.

2.4         Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

2.5         Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any Subsidiary of Borrower or any of their property or other assets for more than Twenty Thousand Dollars ($20,000), and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days.

2.6         Non-Payment.   The Borrower shall have received a notice of default, which remains uncured for a period of more than three (3) days, on the payment of any one or more debts or obligations aggregating in excess of Twenty Thousand Dollars (US $20,000.00) beyond any applicable grace period;

2.7         Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within forty-five (45) days of initiation.

2.8         Delisting.   Delisting of the Common Stock from any principal market; failure to comply with the requirements for continued listing on a principal market for a period of seven consecutive trading days; or notification from a principal market that the Borrower is not in compliance with the conditions for such continued listing on such principal market.

ARTICLE III

SECURITY INTEREST

3.1         Security Interest/Waiver of Automatic Stay.   This Note is secured by a security interest in 10,000,000 shares of common stock of BlackBox SemiConductor, Inc., a Nevada corporation, granted to the Holder for the benefit of the Holder pursuant to a Stock Pledge Agreement, as delivered by Borrower to Holder.  The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Stock Pledge Agreement and any other agreement to which the Borrower and Holder are parties (collectively, "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law.  TO THE EXTENT PERMITTED BY LAW, THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.  The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder.  The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

ARTICLE IV

MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: Fortune Media Market, Inc., 19028 Ventura Blvd., Suite #270, Tarzana, CA 91356, Attn: Arthur Katz, CEO, telecopier: (818) 479-8180, and (ii) if to the Holder, to Moria 30 Avenue, Haifa, Israel 34572, with a copy by telecopier only to Fleming PLLC, 49 Front Street, Suite 206, Rockville Centre, New York 11570, telecopier number: (516) 977-1209.

4.3           Amendment Provision.  The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign any of its obligations under this Note without the consent of the Holder.

4.5           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the State of California.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

4.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.8           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 13th day of December, 2011.

Fortune Market Media, Inc.

By:	/s/ Arthur Katz
Name: Arthur Katz
Title: CEO

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